EXHIBIT (12)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                  =============================================
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                -------------------------------------------------
                               Millions of Dollars

                                                                                                                  Three Months
                                                                                   Years Ended June 30            Ended Sept. 30
                                                           -------------------------------------------------      ---------------
                                                            1993       1994      1995      1996      1997         1996      1997
                                                            ----       ----      ----      ----      ----         ----      ----
EARNINGS AS DEFINED
-------------------
    Earnings from operations before income taxes
       after eliminating undistributed earnings
       of equity method investees                           $   294    $3,307    $4,022    $4,695    $5,274       $1,486    $1,676

    Fixed charges, excluding capitalized interest               631       569       571       576       534          136       146
                                                            -------    ------    ------    ------    ------       ------    ------

       TOTAL EARNINGS, AS DEFINED                           $   925    $3,876    $4,593    $5,271    $5,808       $1,622    $1,822
                                                            =======    ======    ======    ======    ======       ======    ======


FIXED CHARGES, AS DEFINED
-------------------------
    Interest expense (including capitalized interest)       $   577    $  501    $  511    $  493    $  457       $  112    $  121
    1/3 of rental expense                                        79        87        83        92        77           24        25
                                                            -------    ------    ------    ------    ------       ------    ------
       TOTAL FIXED CHARGES, AS DEFINED                      $   656    $  588    $  594    $  585    $  534       $  136    $  146
                                                            =======    ======    ======    ======    ======       ======    ======

       RATIO OF EARNINGS TO FIXED CHARGES                       1.4       6.6       7.7       9.0      10.9         11.9      12.5
